EXHIBIT 10(a)


                           INDEMNIFICATION AGREEMENT


      THIS AGREEMENT ("Agreement") is made and entered into as of the ____ day of ____________, 2004, by and between The Bombay Company, Inc., a Delaware corporation (the "Company"), and _________________________ ("Indemnitee").

                                   RECITALS:

      WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation; this is because such persons in service to corporations are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, claims that traditionally would have been brought only against the corporation or business enterprise itself; and

      WHEREAS, the Board of Directors of the Company (the "Board") has determined that, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities; and

      WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

      WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

      WHEREAS, this Agreement is separate from and in addition to the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

      WHEREAS, each of Section 145 of the General Corporation Law of the State of Delaware ("DGCL") and the Bylaws of the Company is nonexclusive, and therefore contemplates that contracts may be entered into with respect to indemnification of directors, officers and employees; and

      WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee hereby covenant and agree as follows:

      1. SERVICES BY INDEMNITEE. Indemnitee agrees to continue to serve as a director or officer of the Company, provided that Indemnitee may at any time and for any reason resign from such position and the Company shall have no obligation under this Agreement to continue Indemnitee in such position (subject, in the case of any resignation by Indemnitee or termination by the Company, to any rights and obligations they may have under contracts other than this Agreement or under applicable law). This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. This Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company.

      2. INDEMNIFICATION-GENERAL. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (i) as provided in this Agreement, and (ii) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than were permitted prior to the amendment). The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

      3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be indemnified under this Section 3 if, by reason of Indemnitee's Corporate Status (as hereinafter defined) or by reason of any act done or not done by Indemnitee by reason of or on account of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines, liabilities and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.

      4. PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be indemnified under this Section 4 if, by reason of Indemnitee's Corporate Status or by reason of any act done or not done by Indemnitee by reason of or on account of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in Good Faith; provided that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

      5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status or by reason of any act done or not done by Indemnitee by reason of or on account of Indemnitee's Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding (including dismissal without prejudice), Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      6. INDEMNIFICATION FOR OTHER EXPENSES; PER DIEM WHEN NO LONGER DIRECTOR, OFFICER OR EMPLOYEE. Notwithstanding any other provision of this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee's behalf if Indemnitee is, by reason of Indemnitee's Corporate Status, a witness or otherwise involved in any manner in any threatened, pending or completed Proceeding to which Indemnitee neither is, nor is threatened to be made, a party; provided that Indemnitee shall not otherwise be compensated or reimbursed for the value of Indemnitee's time spent as such unless
            (i) Indemnitee no longer serves as an officer, director or employee of the Company and (ii) Indemnitee has spent more than 10 business days as a witness or other non-party participant in such Proceeding by reason of Indemnitee's prior Corporate Status. After such 10th business day, the Indemnitee shall be entitled to receive a per diem rate of $1,500 for each additional business day that Indemnitee is required to spend as a non-party participant in such Proceeding. If Indemnitee is, or is threatened to be made, a party to such Proceeding, then the provisions of Section 3, 4 or 5, as appropriate, shall apply in accordance with the terms thereof.

      7. ADVANCEMENT OF EXPENSES. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding referred to in Section 3, 4, 5 or 6 within 10 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Indemnitee hereby undertakes to repay any Expenses advanced if it shall ultimately be determined by final judgment of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest free. Advances shall include any and all reasonable Expenses incurred by Indemnitee pursuing an action to enforce this Agreement, including Indemnitee's right of advancement, and Expenses incurred in preparing and forwarding statements to the Company to support the advances claimed; provided, that the Company shall only be obligated to advance Expenses incurred by Indemnitee in pursuing an action to enforce this Agreement to the extent that the Expenses previously paid by Indemnitee in such action exceed $10,000. In any legal proceedings commenced by Indemnitee in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, or as provided in this
            Agreement, any determination  made  by  the  Reviewing  Party  that
            Indemnitee would not be permitted to be indemnified under applicable law or under this Agreement shall not be binding.

      8.    PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

            (A)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to such indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

            (B)The person, persons or entity (the "Reviewing Party") who shall determine whether Indemnitee is entitled to indemnification in the first instance shall be (i) the Board, acting by a majority vote of Disinterested Directors (as hereinafter defined), whether or not such majority constitutes a quorum of the Board, (ii) a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not such majority constitutes a quorum,  or  (iii)  if  there  are  no  Disinterested  Directors,  or  if
      Indemnitee so directs in writing at the time a request for indemnification is made, an Independent Counsel (as hereinafter defined). Promptly after making the determination the Reviewing Party shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under this Agreement. If the Reviewing Party determines that Indemnitee is entitled to indemnification, payment shall be made by the Company within 10 days after such determination. Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee's entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. All
      reasonable   costs   or   expenses   (including   attorneys'   fees   and
      disbursements)  incurred  by  Indemnitee   in  so  cooperating  with  the
      Reviewing Party shall be paid by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

            (C)If Indemnitee directs that an Independent Counsel  be appointed, the Independent Counsel shall be selected by the Board, and promptly following such selection the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Within 10 days after such written notice of selection has been given, Indemnitee may deliver to the Company a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 18, and the objection shall set forth with particularity the factual basis for such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If within 45 days after submission by Indemnitee of a written request for indemnification pursuant to
      Section 8(a) that directs the Board to appoint an Independent Counsel, no Independent Counsel has been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for the appointment of such person or entity as Independent Counsel as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed by the court shall then act as Independent Counsel under this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a), the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      1.    PRESUMPTIONS; RELIANCE AND EFFECT OF CERTAIN PROCEEDINGS.

            (A)In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with
      Section 8(a), and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or firm of any determination contrary to that presumption. Neither the failure of the Reviewing Party to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor any determination thereby that Indemnitee has not met such applicable standard of conduct, shall be a defense or admissible as evidence in any action for any purpose or create a presumption that Indemnitee has not acted in Good Faith or met any other applicable standard of conduct.

            (B)If the Reviewing Party shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewing Party in good faith requests in writing such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

            (C)The termination of any Proceeding or of any claim, issue or matter therein , by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (i) Indemnitee did not act in Good Faith or failed to meet any other applicable standard of conduct, or (ii) a court has determined that indemnification is not permitted under applicable law.

            (D)The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

      1.    REMEDIES OF INDEMNITEE.

            (A)If  (i)  a  determination  is  made  pursuant  to Section 8 that
      Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made  pursuant to Section 5, Section  6, the  last  sentence  of  Section
       8(b) or  the last sentence of Section 18(j) within 10 days after receipt by  the Company  of  a  written  request  therefor,  or  (v)  payment  of indemnification pursuant to Section 3 or Section 4 is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Court of Chancery of the State of Delaware of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee's rights under
      Section 5. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

            (B)If a determination shall have been made pursuant to Section 8(b)
      that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

            (C)If a determination shall have been made pursuant to Section 8(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

            (D)If Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 18 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration unless it shall be finally determined by the court or arbitrator before which such claim was brought that it was brought in bad faith. Even if it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be paid in full.

            (E)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and hereby stipulates, and shall so stipulate in any such court or before any such arbitrator, that the Company is bound by all the provisions of this Agreement.

      1.    NOTIFICATION AND DEFENSE OF PROCEEDING.

            (A)Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses pursuant to this Agreement, but subject to the last sentence of Section 11(c), the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee.

            (B)In the event Indemnitee notifies the Company of the commencement of a Proceeding, the Company will be entitled to participate in the Proceeding at its own expense, and except as otherwise provided below, if the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to retain Indemnitee's own counsel in such Proceeding, but Indemnitee shall be obligated to pay all Expenses related thereto incurred by Indemnitee after notice from the Company of its assumption of the defense unless: (i) the retention of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined, based upon a written opinion of Indemnitee's counsel, that there is a substantial possibility that a conflict of interest will arise between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change of Control (as hereinafter defined), the retention of counsel by Indemnitee has been approved by an Independent Counsel, or (iv) the Company shall not within 60 calendar days have retained counsel reasonably satisfactory to Indemnitee to assume the defense of such Proceeding, in each of which cases all Expenses incurred by Indemnitee in connection with such Proceeding shall be borne by the Company. In the event separate counsel is retained by Indemnitee pursuant to this Section 11(b), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. Notwithstanding any provision herein to the contrary, the Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

            (C)The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent; provided that if a Change of Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty, liability or limitation on Indemnitee without Indemnitee's prior written consent; provided that the Company shall not be required to obtain the consent of Indemnitee to the settlement of any Proceeding the Company has undertaken to defend if the settlement grants Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by Indemnitee in settlement of any Proceeding that is not defended by the Company unless the Company has consented to such settlement. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement with regard to any judicial award issued in a Proceeding, or any related Expenses of Indemnitee, if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding, except to the extent the Company was not materially prejudiced thereby.

      1.    NONEXCLUSIVITY; INSURANCE; SUBROGATION.

            (A)The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's Certificate of Incorporation, the Company's Bylaws, any other agreement, any vote of stockholders, any resolution of the Board, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL or the manner in which the DGCL is judicially construed permits greater indemnification or advancement of Expenses than would be afforded currently under the Company's Certificate of Incorporation, Bylaws and this Agreement, it is the agreement and intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

            (B)The Company shall use reasonable best efforts to provide directors' and officers' liability insurance coverage for the benefit of Indemnitee and Indemnitee's estate at all times while Indemnitee continues to serve as a director or an executive officer of the Company on the same terms and in the same amount as the Company then provides for its other directors and executive officers. Upon the termination of Indemnitee's service as a director or executive officer of the Company and for a period thereafter equal to the shorter of (i) six years or (ii) the expiration of the applicable statute of limitations (the "Post-Termination Coverage Period"), the Company will use reasonable best efforts to maintain directors' and officers' liability insurance coverage for its directors and executive officers in a manner that will continue to provide coverage for Indemnitee's acts and omissions during Indemnitee's service as a director or executive officer of the Company. Notwithstanding the foregoing sentences of this Section 12(b), from and after the occurrence of a Change of Control, the Company shall be obligated to use best efforts to maintain directors' and officers' liability insurance coverage while Indemnitee continues to serve as a director or an executive officer of the Company and during the Post-Termination Coverage Period on terms and in amounts substantially similar to those maintained by the Company immediately prior to the Change of Control.

            (C)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

            (D)The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has already received payment of such amounts under any insurance policy, contract, agreement or otherwise.

            (E)The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee due to the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has already received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      1. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (i) the expiration of the applicable limitations periods as to all possible claims in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder upon commencement of a related Proceeding, or
            (ii) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators.

      2. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (iii) to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

      3. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, but subject to Section 10, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board.

      4. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

      5.    HEADINGS.   The  headings of the Sections  of  this  Agreement  are
            inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      6.    DEFINITIONS.  For purposes of this Agreement:

            (A)"Affiliate" means with respect to any person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person or entity.

            (B)"Board" shall have the meaning given such term in the recitals at the beginning of this Agreement.

            (C)"Change of Control" shall mean the occurrence of any of the following events:

                  (i)   the  acquisition,  other  than from the Company, by any
            individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided that any acquisition by the Company or any of its subsidiaries, or any corporation with respect to which following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

                  (ii) individuals, who, as of August 8, 2003, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (iii) approval  by  the  shareholders  of  the  Company  of a reorganization, merger or consolidation of the Company and the satisfaction of all conditions precedent to the transaction, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

            (D)"Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of an Enterprise.

            (E)"DGCL" shall have the meaning given such term in the recitals at the beginning of this Agreement.

            (F)"Disinterested Director" means a member of the Board who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

            (G)"Enterprise" shall mean the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity, enterprise or association of which Indemnitee is or was serving at the request of the Company as a director, manager, officer, employee, agent or fiduciary.

            (H)"Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, fees of witnesses other than Indemnitee, travel and lodging expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, including, subject to the advancement provisions of Section 7 hereof, a Proceeding brought by Indemnitee to enforce this Agreement. Expenses also shall include expenses reasonably incurred in connection with any appeal resulting from any Proceeding, including without limitation, any premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

            (I)"Good Faith" shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee's conduct was unlawful. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by a committee of the Board upon which Indemnitee does not serve as to matters within its designated authority, or the officers, agents or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert or professional selected with reasonable care by the Enterprise. The provisions of this Section 18(i) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

            (J)"Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:
      (i) the Company or any Affiliate thereof or Indemnitee (other than with respect to matters concerning Indemnitee's rights under this Agreement, or the rights of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company shall promptly pay the reasonable fees and expenses of the Independent Counsel referred to above and shall fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

            (K)"Post-Termination Coverage Period" shall have the meaning given in Section 12(b) hereof.

            (L)"Proceeding" includes any claim seeking money or other relief, however made or presented, as well as any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by Indemnitee or of any inaction on Indemnitee's part while acting in a Corporate Status, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

            (M)"Reviewing  Party"  shall  have  the  meaning given such term in
      Section 8(b).

            (N)References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of an Enterprise that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, as participants or beneficiaries; and an Indemnitee who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in Good Faith.

      1.    ENFORCEMENT.

            (A)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve in a Corporate Status as requested by the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in a Corporate Status.

            (B)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

            (C)The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive to the date Indemnitee assumed a Corporate Status and shall be available as to events occurring prior to the date of this Agreement, and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

      1. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

      2. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom the notice or other communication shall have been directed, or
            (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

            (A)If to Indemnitee, to:





                  with a copy to:





            (B)If to the Company, to:

                  The Bombay Company, Inc.
                  550 Bailey Avenue, Suite 700
                  Fort Worth, Texas  76107
                  Attention:  Corporate Secretary

                  with a copy to:





or to such other address as may have been furnished to the Company by Indemnitee or to Indemnitee by the Company, as the case may be.

      1. CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

      2. GOVERNING LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. This Agreement and the legal relations between the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10(a), the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to and submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement,
            (iii) agree that service to of their respective addresses referenced herein, as amended from time to time, is good service of process, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

      3.    MISCELLANEOUS.   All references in this Agreement to Sections shall
            be deemed to be references to Sections of this Agreement unless the context indicates otherwise.












      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    The Bombay Company, Inc.



                                    By:
                                    Name:  Michael J. Veitenheimer
                                    Title: Vice    President,   Secretary   and
                                           General Counsel




                                    Indemnitee: